                                                                     EXHIBIT 3.1


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (REV 90)

         In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

         1.       The name of the corporation is:

Safeguard Scientifics, Inc.

         2. The address of this corporation's current registered office in this Commonwealth is:

800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087
Chester County

         3. The statute by or under which it was incorporated is Act of May 5, 1933, P.L. 364, as amended.

         4.       The date of its incorporation is:  September 11, 1953.

         5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

         6. The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. Section 1914 (a) and (b).

         7. The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

         8. The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 9th day of May, 1996.


                                             SAFEGUARD SCIENTIFICS, INC.


                                             By:   /s/ DONALD R. CALDWELL
                                                --------------------------------
                                                   Donald R. Caldwell, President

                                   AMENDED AND

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           SAFEGUARD SCIENTIFICS, INC.

         The Articles of Incorporation of Safeguard Scientifics, Inc. are hereby amended and restated in their entirety to read as follows:

                  1ST      The name of the corporation is

                           SAFEGUARD SCIENTIFICS, INC.

                  2ND      The location and post office address of its
registered office in this Commonwealth is 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

                  3RD      The purpose or purposes of the corporation are

To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, including, without limitation thereto, the manufacture, purchase and sale of goods, wares and merchandise of every class and description.

                  4TH      The term of its existence is perpetual.

                  5TH      The aggregate number of shares which the corporation
shall have authority to issue is 100,055,423 shares, divided into 100,000,000 shares of Common Stock, par value $.10 per share, and 55,423 shares of Preferred Stock, par value $l0.00 per share.

         Each share of Common and Preferred Stock shall be entitled to one vote per share at all meetings of shareholders.

         The Board of Directors shall have the power, by resolution, to issue from time to time, the kinds of shares herein authorized.

         The following is a statement in respect of the Preferred Stock:

PREFERRED SHARES

         The shares of Preferred Stock may by resolution of the Board of Directors, from time to time, be divided into and issued in one or more series, each of which series shall be designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the respective series of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series, namely, the rate of dividend, the right of redemption and the price at, and the terms and conditions on which shares may be redeemed, the amounts payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion and the terms and conditions on which shares may be converted in the event the shares of any series of Preferred Stock are issued with the privilege of conversion. Different series of the Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes under the Pennsylvania Business Corporation Law.

         Except as may be provided by the resolution establishing and designating such class or series, the Board of Directors is hereby authorized by resolution to increase or decrease the authorized number of shares of each class or series (but not below the number of shares thereof then outstanding).

                  6th      (a)      Except as set forth in paragraph (d) of this
Article 6th, the affirmative vote or consent in writing of the holders of 80% of the voting power of all of the shares of stock of the corporation entitled to vote in elections of directors shall be required:

                                    (i)     for a merger or consolidation of
                           this corporation or any subsidiary thereof with or into any other corporation, or

                                    (ii)     for any sale or lease of all or any
                           substantial part of the assets of this corporation or any subsidiary thereof to any other corporation, person or other entity, or

                                    (iii)    for any sale or lease to this
                           corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or other entity, if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, person or other entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more in number of shares of the outstanding shares of any class of or shares of stock of this corporation entitled to vote in elections of directors.

                           (b)      For purposes of this Article 6th, any
corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation,

                                    (i)     which it owns directly, whether or
                           not of record, or

                                    (ii)     which it has the right to acquire
                           pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable, or

                                    (iii)    which are beneficially owned,
                           directly (including shares deemed to be owned through application of clause (ii) above), by an "affiliate" or "associate" as those terms are defined herein, or

                                    (iv)     which are beneficially owned,
                           directly or indirectly, by any other corporation, person or entity (including any shares which such other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of stock of this corporation.

         For the purposes of this Article 6th, the outstanding shares of stock of this corporation shall include Convertible Preferred Stock, Series 10 issuable on the exchange of certificates of Safeguard Automotive Corporation common stock, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

         For the purpose of this Article 6th, the term "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation, person or other entity. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract or otherwise.

         For the purpose of this Article 6th, the term "associate" shall mean
(1) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,
(2) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or entity serves as a trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                           (c)      The Board of Directors shall have the power
and duty to determine for the purposes of this Article 6th on the basis of information known to the Board of Directors of this corporation, whether

                                    (i)      such other corporation, person or
                           other entity beneficially owns more than 5% in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors,

                                    (ii)     a corporation, person or other
                           entity is an "affiliate" or "associate" (as defined in paragraph (b) above) of another, and

                                    (iii)    the assets being acquired by this
                           corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000.

         Any such determination shall be conclusive and binding for all purposes of this Article 6th.

                           (d)      The provisions of this Article 6th shall not
apply to any merger or other transaction referred to in this Article 6th with any corporation, person or other entity if (1) the Board of Directors of this corporation has approved a written agreement, memorandum of understanding, or letter of intent with such other corporation, person or other entity with respect to such transaction prior to the time that such other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors, or (2) if such transaction is otherwise approved by the Board of Directors of this corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were fully elected and acting members of the Board of Directors prior to the time that such other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors. In addition, the provisions of this Article 6th shall not apply to any merger or other transaction referred to in this Article 6th with a subsidiary (which term shall mean a corporation of which a majority of the outstanding shares of stock entitled to vote in elections of directors is owned by this corporation directly, and/or indirectly through one or more subsidiaries).

         7th      The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding any other provision of these Articles of Incorporation or the By-laws of this corporation (and in addition to any other vote that may be required by law, these Articles of Incorporation or the By-laws of this corporation), the affirmative vote of the holders of 80% of the voting power of al1 shares of stock of this corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Article 6th or 7th of these Articles of Incorporation.

         8th      (a)      Effective December 23, 1983, section 910 of the
Pennsylvania Business Corporation Law of 1933 (added by Pennsylvania Act No. 1983-92 enacted on December 23, 1983) or any corresponding provision of succeeding law shall not be applicable to this corporation.

                  (b) Paragraph (a) of this Article 8th shall cease to be operative as part of the Articles of Incorporation of the corporation upon the adoption of the Board of Directors of this corporation of a resolution to that effect.

                  (c) Article VIII of the By-laws of the corporation, adopted February 7, l984, is hereby rescinded.

         9th      Duties and Liabilities of Directors and Officers.

         Section 1. Directors and officers as fiduciaries. A director or officer of the corporation shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, (b) counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or (c) a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the corporation or any failure to take any action shall be presumed to be in the best interests of the corporation.

         Section 2. Personal liability of directors. A director of the corporation shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Articles of Incorporation, the By-laws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 3. Personal liability of officers. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Articles of Incorporation, the By-laws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 4. Interpretation of Article. The provisions of Section 2 and 3 of this Article 9th shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this
Article 9th have been adopted pursuant to the authority of sections 204A(10) and 801 of the Pennsylvania Business Corporation Law of 1933, and shall be deemed to be a contract with each director or officer of the corporation who serves as such at any time while this Article 9th is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the corporation, as such, or rights of indemnification by the corporation to which a director or officer of the corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, By-law, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director or officer of the corporation while this Article 9th is in effect shall be deemed to be doing so in reliance on the provision of this Article 9th. No amendment to or repeal of this Article 9th nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article 9th, shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Article 9th the party or parties challenging the right of a director or officer to the benefits of this
Article 9th shall have the burden of proof.

                          COMMONWEALTH OF PENNSYLVANIA

                              ARTICLES OF AMENDMENT

                           SAFEGUARD SCIENTIFICS, INC.


         In compliance with the requirements of the applicable provisions of 15 Pa. C.S. Section 1915 relating to the Business Corporation Law, Act of December 21, 1988 (P.L. 1444, No. 177), as amended, the undersigned, desiring to amend its Articles of Incorporation, does hereby certify that:

         1.       Name. The name of the corporation is:

                           Safeguard Scientifics, Inc.

         2. The address of the corporation's current registered office in this Commonwealth is:

                           800 The Safeguard Building
                              435 Devon Park Drive
                            Wayne, Pennsylvania 19087
                                 Chester County

         3. The statute under which the corporation was incorporated is the Business Corporation Law, approved the 5th day of May, 1933, P.L. 364, as amended.

         4.       The corporation was incorporated on September 11, 1953.

         5. The amendment was adopted by a majority vote of the shareholders pursuant to 15 Pa. C.S. Section 1914 (a) and (b).

         6. The amendment, as adopted by the corporation, is set forth in full on Exhibit A attached hereto.

         IN TESTIMONY WHEREOF, the undersigned has signed and sealed these Articles of Amendment this 27th day of May, 1999.


                                   SAFEGUARD SCIENTIFICS, INC.


                                   By:     /s/ WARREN V. MUSSER
                                      -----------------------------------------
                                      Warren V. Musser, Chief Executive Officer

                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT

                           SAFEGUARD SCIENTIFICS, INC.


RESOLVED, that Article 5th of the Company's Articles of Incorporation be amended to read in its entirety as follows:

         5th. The Corporation shall be authorized to issue 501,000,000 shares of capital stock, which shall be divided into 500,000,000 shares of Common Stock, with a par value of ten cents ($.10) per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, with a par value of ten cents ($.10) per share (the "Preferred Stock").

         The following is a statement of the voting rights, preferences, limitations and special rights in respect of the authorized capital stock of the Corporation.

                               I. PREFERRED STOCK

         A.  DESCRIPTION OF UNDESIGNATED PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the Pennsylvania Business Corporation Law to adopt by resolution from time to time one or more Statements with Respect to Shares providing for the designation of one or more classes or series of Preferred Stock and the voting rights, preferences, limitations and special rights, if any, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the Pennsylvania Business Corporation Law and these Articles of Incorporation, as amended from time to time.

         The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

         (1) the distinctive designation of such class or series and the number of shares to constitute such class or series;

         (2) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

         (3) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

         (4) the special and relative rights and preferences, if any, and the amount or amounts per share which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (5) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (6) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (7) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

         (8) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

         (9) such other preferences, limitations, and special rights, if any, thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with these Articles of Incorporation, as amended from time to time, or any Preferred Stock, may deem advisable and which are not inconsistent with law, the provisions of these Articles of Incorporation, as amended from time to time, or the provisions of any such Statement with Respect to Shares.

                                II. COMMON STOCK

         A. PRIORITY. All voting rights, preferences, limitations and special rights, if any, of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

         B. VOTING RIGHTS. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, these Articles of Incorporation, and any Statement with Respect to Shares with respect to any Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

         C. DIVIDENDS. Subject to provisions of law, these Articles of Incorporation, and any Statement with Respect to Shares with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         D. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to any rights of holders of Preferred Stock to participate with the holders of Common Stock in any such distribution of remaining assets.

         STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1522 (REV 90)

         In compliance with the requirements of 15 Pa.C.S. Section 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

         1.       The name of the corporation is:  Safeguard Scientifics, Inc.

         2. The resolution amending the Articles under 15 Pa.C.S. ss. 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

         3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ss. 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 150,000 shares.

         4. The resolution was adopted by the Board of Directors or an authorized committee thereof on 2/28/00.

         5. The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 9th day of March, 2000.


                                  SAFEGUARD SCIENTIFICS, INC.


                                  By:  /s/ WARREN V. MUSSER
                                     -------------------------------------------
                                       Warren V. Musser, Chief Executive Officer

                                                                       EXHIBIT A


                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                           SAFEGUARD SCIENTIFICS, INC.
                          ESTABLISHING AND DESIGNATING
                 SERIES A JUNIOR PARTICIPATING PREFERRED SHARES
                       AS A SERIES OF THE PREFERRED STOCK


         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of Safeguard Scientifics, Inc. (the "Corporation") by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the first series of the Series Preferred Stock, par value $10.00 per share, which shall consist of 150,000 shares and shall be designated as Series A Junior Participating Preferred Shares (the "Series A Preferred Shares").

Special Terms of the Series A Preferred Shares

         SECTION 1. Dividends and Distributions.


         (a) The rate of dividends payable per share of Series A Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of (i) $10.00 or
(ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.10 par value per share, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares. Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after March 24, 2000 (the "Rights Declaration Date") (i) declare and pay to a holder of record as of a date after the Rights Declaration Date any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         SECTION 2. Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) In the event that dividends upon the Series A Preferred Shares shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Series A Preferred Shares shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the Corporation, and to receive notice of all shareholders' meetings to be held for such purpose. At such meetings, to the extent that directors are being elected, the holders of such Series A Preferred Shares voting as a class shall be entitled solely to elect two members of the Board of Directors of the Corporation; and all other directors of the Corporation shall be elected by the other shareholders of the Corporation entitled to vote in the election of directors. Such voting rights of the holders of such Series A Preferred Shares shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

         At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Series A Preferred Shares having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series A Preferred Shares for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the By-laws of the Corporation; provided, that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of shareholders of the Corporation. Upon the mailing of the notice of such special meeting to the holders of such Series A Preferred Shares, or, if no such meeting be held, then upon the mailing of the notice of the next annual or special meeting of shareholders for the election of directors, the number of directors of the Corporation shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Series A Preferred Shares to elect the two directors hereinabove provided for, and all such vacancies shall be filled only by vote of the holders of such Series A Preferred Shares as hereinabove provided. Whenever the number of directors of the Corporation shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Series A Preferred Shares, provided that no such action shall impair the right of the holders of Series A Preferred Shares to elect and to be represented by two directors as herein provided.

         So long as the holders of Series A Preferred Shares are entitled hereunder to voting rights, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Series A Preferred Shares, shall, until the next meeting of shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series A Preferred Shares having the right to elect directors in such circumstances.

         Upon termination of the voting rights of the holders of any series of Series A Preferred Shares the terms of office of all persons who shall have been elected directors of the Corporation by vote of the holders of Series A Preferred Shares or by a director elected by such holders shall forthwith terminate.

         (c) Except as otherwise provided herein, in the Articles of Incorporation of the Corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         SECTION 3. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors.

         SECTION 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of (a) $1000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 6. No Redemption. The Series A Preferred Shares shall not be redeemable.

         SECTION 7. Ranking. The Series A Preferred Shares shall rank junior to all other series of the Corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         SECTION 8. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.